As filed with the Securities and Exchange Commission on July  27, 1999
                                                     Registration No. 333-41573
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                                   ITRON, INC.
             (Exact name of registrant as specified in its charter)

              Washington                               91-1011792
    (State or other jurisdiction        (I.R.S. Employer Identification Number)
  of incorporation or organization)

                              2818 N. Sullivan Road
                                 P.O. Box 15288
                            Spokane, Washington 99216
                                 (509) 924-9900

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               David G. Remington
                   Vice President and Chief Financial Officer
                                   Itron, Inc.
                              2818 N. Sullivan Road
                                 P.O. Box 15288
                            Spokane, Washington 99216
                                 (509) 924-9900

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ---------------------
                                   Copies to:
                               Linda A. Schoemaker
                                  Perkins Coie
                          1201 Third Avenue, 48th Floor
                         Seattle, Washington 98101-3099
                                 (206) 583-8888
                              ---------------------
Approximate date of commencement of proposed sale to the public: From time to time as soon as practicable after this Registration Statement becomes effective.
If the only securities  being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.___X___
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                          DEREGISTRATION OF SECURITIES

         On June 3, 1997, Itron, Inc. ("Itron") filed a registration statement on Form S-3 (No. 333-41573) (the "Form S-3"), which registered $63,400,000 of its 6 3/4 % Convertible Subordinated Notes Due 2004 (the "Original Notes"), an indeterminate number of shares of its Common Stock issuable upon conversion of the Original Notes (the "Conversion Shares"), and 2,638,600 shares of its outstanding Common Stock (the "Shares"). With this Post-Effective Amendment No. 1 to the Form S-3, Itron Inc. hereby deregisters all of the Original Notes, Conversion Shares, and Shares that were registered on the Form S-3 but remain unsold.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment to Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Spokane, State of Washington, on the 27th day of July, 1999.

                                   ITRON, INC.


                                      /S/ DAVID G. REMINGTON
                                      By:    David G. Remington
                                      Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 27th day of July, 1999.

      Signature                                         Title

   * JOHNNY M. HUMPHREYS                   Chairman of the Board

-------------------------------------
   Johnny M. Humphreys

   /S/ MICHAEL J. CHESSER                 President and Chief Executive Officer
                                          (Principal Executive Officer)
-------------------------------------
   Michael J. Chesser

   /S/ DAVID G. REMINGTON                 Vice President and Chief Financial
                                          Officer (Principal Financial and
                                          Accounting Officer)
-------------------------------------
   David G. Remington

   * MICHAEL B. BRACY                     Director

-------------------------------------
   Michael B. Bracy

   * TED C. DEMERRITT                     Director

-------------------------------------
   Ted C. DeMerritt

   * JON E. ELIASSEN                      Director

-------------------------------------
   Jon E. Eliassen

   * MARY ANN PETERS                      Director

-------------------------------------
   Mary Ann Peters

* PAUL A. REDMOND                         Director
-------------------------------------
Paul A. Redmond

   * STUART EDWARD WHITE                  Director

-------------------------------------
   Stuart Edward White

   * GRAHAM M. WILSON                     Director

-------------------------------------
   Graham M. Wilson



   /S/ DAVID G. REMINGTON

-------------------------------------
   * By: David G. Remington
         Attorney-in-Fact